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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


     International Automotive Performance Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its member, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of International Automotive Performance Group, Inc., be amended by changing Article I thereof so that, as amended said article shall be and read as follows:

                                   ARTICLE I.
                              NAME OF CORPORATION


               The name of the corporation is Automotive Performance Group, Inc., (the "Corporation").

          FURTHER RESOLVED, that the Certificate of Incorporation of Inter-national Automotive Performance Group, Inc., be amended by changing Article VI thereof so that, as amended said article shall be and read as follows:



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                                  ARTICLE VI.
                                GOVERNING BOARD

       The number of Directors constituting the Board of Directors of a corporation is four (4). The names and addresses of the persons who are to serve as Directors until the next annual meeting of stockholders or until their successors are elected are:

              Name                        Address
              ----                        -------

              Thomas G. Klein             1207 North Miller Road
                                          Tempe, AZ 85281

              Terry E. Nish               764 W. South Temple
                                          Salt Lake City, UT 84104

              William H. Tempero          915 Turman
                                          Ft. Collins, CO 80525

              James R. Medley             10002 Aurora Avenue N., #3345
                                          Seattle, WA 98133

       SECOND: That no stock has been issued by International Automotive Performance Group, Inc.

       THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the President of International Automotive Performance Group, Inc. as caused this certificate to be signed this _____ day of April, 1998.



                                          ---------------------------------
                                          Thomas G. Klein, President




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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


     Automotive Performance Group, Inc., a corporation organized and existing under and by virtue of Section 242 of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     That the Board of Directors of said corporation, by the unanimous written consent of its member, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of International Automotive Performance Group, Inc., know known as Automotive Performance Group, Inc., be amended by changing Article IV thereof so that, as amended said article be and read as follows:


                                  ARTICLE IV.
                                 CAPITAL STOCK


     The aggregate number of shares of stock that the corporation shall have authority to issue is 143,000,000 at $.0001 par value per share, consisting of 13,000,000 shares of preferred stock, $.0001 par value per share ("Preferred Stock") and 130,000,000 of common stock, $.0001 par value per share ("Common Stock").

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including, but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and




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terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.

     IN WITNESS WHEREOF, the President of International Automotive Performance Group, Inc. as caused this certificate to be signed this _____ day of August, 1998.


                                        _____________________________
                                        James Dunn, Secretary









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